As filed with the Securities and Exchange Commission on February 28, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JOHNSON & JOHNSON
(Exact name of registrant as specified in its charter)

New Jersey	22-1024240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933
(732) 524-0400
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

James J. Bergin, Esq.
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933
Telephone: (732) 524-0400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Frank R. Adams, Esq.
Dewey & LeBoeuf LLP
1301 Avenue of The Americas
New York, New York 10019
(212) 259-8000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered/Proposed
	Maximum Offering Price per	Amount of
Title of Each Class of	Unit/Proposed Maximum	Registration
Securities to be Registered	Aggregate Offering Price(1)	Fee(1)
Debt Securities(2)
Warrants
Total

(1)	An indeterminate aggregate initial offering price or number or amount of debt securities and warrants of Johnson & Johnson is being registered as may from time to time be issued at currently indeterminable prices. Securities registered hereunder may be sold separately or together with other securities registered hereunder. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, Johnson & Johnson hereby defers payment of the registration fee required in connection with this registration statement.
(2)	Including debt securities as may from time to time be issued upon conversion into or exchange for or exercise of other debt securities, or upon the exercise of warrants, as the case may be.

PROSPECTUS

DEBT SECURITIES AND WARRANTS

Johnson & Johnson may from time to time offer its debt securities and warrants to purchase debt securities. The terms of the debt securities and of the warrants will be described in an accompanying prospectus supplement, together with other terms and matters related to the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

The debt securities and warrants may be sold directly or through agents, underwriters or dealers.

The address of our principal executive offices is One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933 and our telephone number at our principal executive offices is (732) 524-0400.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 28, 2011

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the debt securities and warrants described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities and warrants we may offer. Each time we issue debt securities or warrants, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add to, change or update other information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, until we complete our offering of the debt securities and warrants; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual report on Form 10-K for the fiscal year ended January 2, 2011; and

•	All information in our proxy statement filed on March 17, 2010, to the extent incorporated by reference in our annual report on Form 10-K for the fiscal year ended January 3, 2010.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary’s Office
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
(732) 524-2455

JOHNSON & JOHNSON

Johnson & Johnson and its subsidiaries have approximately 114,000 employees worldwide engaged in the research and development, manufacture and sale of a broad range of products in the health care field. Johnson & Johnson is a holding company, which has more than 250 operating companies conducting business in virtually all countries of the world. Johnson & Johnson’s primary focus has been on products related to human health and well-being.

The Company’s structure is based on the principle of decentralized management. The Executive Committee of Johnson & Johnson is the principal management group responsible for the operations and allocation of the resources of the Company. This Committee oversees and coordinates the activities of the Consumer, Pharmaceutical and Medical Devices and Diagnostics business segments. Each subsidiary within the business segments is, with some exceptions, managed by citizens of the country where it is located.

Johnson & Johnson’s operating companies are organized into three business segments: Consumer, Pharmaceutical and Medical Devices and Diagnostics.

The Consumer segment includes a broad range of products used in the baby care, skin care, oral care, wound care and women’s health care fields, as well as nutritional and over-the-counter pharmaceutical products, and wellness and prevention platforms. The Baby Care franchise includes the JOHNSON’S® Baby line of products. Major brands in the Skin Care franchise include the AVEENO®; CLEAN & CLEAR®; JOHNSON’S® Adult; NEUTROGENA®; RoC®; LUBRIDERM®; DABAOtm; and Vendôme product lines. The Oral Care franchise includes the LISTERINE® and REACH® oral care lines of products. The Wound Care franchise includes BAND-AID® brand adhesive bandages and Neosporin® First Aid products. Major brands in the Women’s Health franchise are the CAREFREE® Pantiliners; o.b.® tampons and STAYFREE® sanitary protection products. The nutritional and over-the-counter lines include SPLENDA®, No Calorie Sweetener; the broad family of TYLENOL® acetaminophen products; SUDAFED® cold, flu and allergy products; ZYRTEC® allergy products; MOTRIN® IB ibuprofen products; and PEPCID® AC Acid Controller from Johnson & Johnson • Merck Consumer Pharmaceuticals Co. These products are marketed to the general public and sold both to retail outlets and distributors throughout the world.

The Pharmaceutical segment includes products in the following areas: anti-infective, antipsychotic, contraceptive, dermatology, gastrointestinal, hematology, immunology, neurology, oncology, pain management and virology. These products are distributed directly to retailers, wholesalers and health care professionals for prescription use. Key products in the Pharmaceutical segment include: REMICADE® (infliximab), a treatment for a number of immune mediated inflammatory diseases; STELARA® (ustekinumab), a treatment for moderate to severe plaque psoriasis; SIMPONI® (golimumab), a treatment for adults with moderate to severe rheumatoid arthritis, psoriatic arthritis, and ankylosing spondylitis; VELCADE® (bortezomib), a treatment for multiple myeloma; PREZISTA® (darunavir) and INTELENCE® (etravirine), treatments for HIV/AIDS; NUCYNTA® (tapentadol), a treatment for moderate to severe acute pain; INVEGA® SUSTENNAtm (paliperidone palmitate), for the acute and maintenance treatment of schizophrenia in adults; RISPERDAL® CONSTA® (risperidone), a treatment for the management of Bipolar I Disorder and schizophrenia; PROCRIT® (Epoetin alfa, sold outside the U.S. as EPREX®), to stimulate red blood cell production; LEVAQUIN® (levofloxacin) for the treatment of bacterial infections; CONCERTA® (methylphenidate HC1), a treatment for attention deficit hyperactivity disorder; ACIPHEX®/PARIET®, a proton pump inhibitor co-marketed with Eisai Inc.; DURAGESIC®/Fentanyl Transdermal (fentanyl transdermal system, sold outside the U.S. as DUROGESIC®), a treatment for chronic pain that offers a novel delivery system.

The Medical Devices and Diagnostics segment includes a broad range of products distributed to wholesalers, hospitals and retailers, used principally in the professional fields by physicians, nurses, therapists, hospitals, diagnostic laboratories and clinics. These products include Biosense Webster’s electrophysiology products; Cordis’ circulatory disease management products; DePuy’s orthopaedic joint reconstruction, spinal care, neurological and sports medicine products; Ethicon’s surgical care, aesthetics and women’s health products; Ethicon Endo-Surgery’s minimally invasive surgical products and advanced sterilization products; LifeScan’s blood glucose monitoring and insulin delivery products; Ortho-Clinical Diagnostics’ professional diagnostic products; and Vistakon’s disposable contact lenses. Distribution to these health care professional markets is done both directly and through surgical supply and other dealers.

Johnson & Johnson was incorporated in the State of New Jersey in 1887. The address of its principal executive offices is One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933, and the telephone number at that address is (732) 524-0400.

All references herein to “Johnson & Johnson”, “we”, “us”, or “the Company” include Johnson & Johnson and its subsidiaries, unless the context otherwise requires.

USE OF PROCEEDS

Unless the prospectus supplement indicates otherwise, the net proceeds to be received by Johnson & Johnson from sales of the debt securities and warrants and the exercise of warrants will be used for general corporate purposes, including working capital, capital expenditures, stock repurchase programs, repayment and refinancing of borrowings and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the years indicated:

	Fiscal Year Ended,
	January 2,	January 3,	December 28,	December 30,	December 31,
	2011	2010	2008	2007	2006

Ratio of earnings to fixed charges(1)	27.87	24.75	25.46	25.96	53.42

(1)	The ratio of earnings to fixed charges is computed by dividing the sum of earnings before provision for taxes on income and fixed charges by fixed charges. Fixed charges represent interest expense (before interest is capitalized), amortization of debt discount and an appropriate interest factor on operating leases.

DESCRIPTION OF DEBT SECURITIES

The debt securities are to be issued under the Indenture dated as of September 15, 1987 between Johnson & Johnson and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company which succeeded Harris Trust and Savings Bank), Chicago, Illinois, as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of September 1, 1990. The indenture is filed as an exhibit to the registration statement. Certain provisions of the indenture are referred to and summarized below. You should read the complete indenture for provisions that may be important to you.

General

An unlimited aggregate principal amount of debt securities can be issued under the indenture (Section 2.01).

Debt securities will be offered to the public on terms determined by market conditions at the time of sale. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par or at an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The debt securities will be our unsecured obligations issued in fully registered form without coupons or in bearer form with coupons (Recital and Sections 2.01 and 9.01).

Refer to the prospectus supplement for the following terms to the extent they are applicable to the debt securities:

(a) designation, aggregate principal amount and denomination;

(b) date of maturity;

(c) currency or currencies for which debt securities may be purchased and currency or currencies in which principal and interest may be payable;

(d) if the currency for which debt securities may be purchased or in which principal and interest may be payable is at the purchaser’s election, the manner in which an election may be made;

(e) interest rate;

(f) the times at which interest will be payable;

(g) redemption date and redemption price;

(h) federal income tax consequences;

(i) whether debt securities are to be issued in book-entry form and, if so, the identity of the depository and information with respect to book-entry procedures; and

(j) other terms of the debt securities.

Certain Covenants

We will generally covenant not to create, assume or suffer to exist any lien on any Restricted Property (described below) to secure any debt of Johnson & Johnson, any subsidiary or any other person, or permit any subsidiary to do so, without securing the debt securities of any series having the benefit of the covenant by the same lien equally and ratably with the secured debt for so long as that debt shall be so secured. This covenant is subject to certain exceptions specified in the indenture. Exceptions include:

(a) existing liens or liens on facilities of corporations at the time they become subsidiaries;

(b) liens existing on facilities when acquired, or incurred to finance the purchase price, construction or improvement thereof;

(c) certain liens in favor of or required by contracts with governmental entities;

(d) liens securing debt of a subsidiary owed to Johnson & Johnson or another subsidiary;

(e) extensions, renewals or replacements in whole or part of any lien referred to in clauses (a) through (d); and

(f) liens otherwise prohibited by this covenant, securing indebtedness that, together with the aggregate amount of outstanding indebtedness secured by liens otherwise prohibited by this covenant and the value of certain sale and leaseback transactions, does not exceed 10% of our consolidated net tangible assets (defined in the indenture as total assets less current liabilities and intangible assets) (Section 4.04).

We will also generally covenant not to, and not to permit any subsidiary to, enter into any sale and leaseback transaction covering any Restricted Property unless:

(a) we would be entitled under the provisions described above to incur debt equal to the value of the sale and leaseback transaction, secured by liens on the facilities to be leased, without equally and ratably securing the debt securities, or

(b) we, during the six months following the effective date of the sale and leaseback transaction, apply an amount equal to the value of the sale and leaseback transaction to the voluntary retirement of long-term indebtedness or to the acquisition of Restricted Property (Section 4.04).

Because the covenants described above cover only manufacturing facilities in the continental United States, our manufacturing facilities in Puerto Rico (accounting for approximately 6% of our manufacturing facilities worldwide) are excluded from the operation of the covenants.

The indenture defines Restricted Property as:

(a) any manufacturing facility (or portion thereof) owned or leased by Johnson & Johnson or any subsidiary and located within the continental United States that, in the opinion of our Board of Directors, is of material importance to the business of Johnson & Johnson and its subsidiaries taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of Johnson & Johnson’s consolidated net tangible assets, or

(b) any shares of capital stock or indebtedness of any subsidiary owning a manufacturing facility described in (a) (Section 4.04).

There are currently no liens prohibited by the covenants described above on, or any sale and leaseback transactions prohibited by such covenants covering, any property that would qualify as Restricted Property. As a result, we do not keep records identifying which of our properties, if any, would qualify as Restricted Property. We will amend this prospectus to disclose, or disclose in a prospectus supplement, the existence of any lien on or any sale and leaseback transaction covering any Restricted Property, that would require us to secure the debt securities or apply certain amounts to retirement of indebtedness or acquisitions of property, as provided in the covenants.

The indenture contains no other restrictive covenants, including those that would afford holders of the debt securities protection in the event of a highly leveraged transaction involving Johnson & Johnson or any of its affiliates, or any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios or acquisitions and divestitures.

Amendment and Waiver

Other than amendments not adverse to holders of the debt securities, amendments of the indenture or the debt securities may be made with the consent of the holders of a majority in principal amount of the debt securities affected (acting as one class). Waivers of compliance with any provision of the indenture or the debt securities with respect to any series of debt securities may be made only with the consent of the holders of a majority in principal amount of the debt securities of that series. The consent of all holders of affected debt securities will be required to:

(a) make any debt security payable in a currency not specified or described in the debt security;

(b) change the stated maturity of any debt security;

(c) reduce the principal amount of any debt security;

(d) reduce the rate or change the time of payment of interest on any debt security;

(e) reduce the amount of debt securities whose holders must consent to an amendment or waiver; or

(f) impair the right to institute suit for the payment of principal of any debt security or interest on any debt security (Section 9.02).

The holders of a majority in aggregate principal amount of debt securities affected may waive any past default under the indenture and its consequences, except a default (1) in the payment of the principal of or interest on any debt securities, or (2) in respect of a provision that cannot be waived or amended without the consent of all holders of debt securities affected (Sections 6.04 and 9.02).

Events of Default

Events of Default with respect to any series of debt securities under the indenture will include:

(a) default in payment of any principal of that series;

(b) default in the payment of any installment of interest on such series and continuance of that default for a period of 30 days;

(c) default in the performance of any other covenant in the indenture or in the debt securities and continuance of the default for a period of 90 days after we receive notice of the default from the Trustee or the holders of at least 25% in principal amount of debt securities of the series; or

(d) certain events of bankruptcy, insolvency or reorganization in respect of Johnson & Johnson (Section 6.01).

The Trustee may withhold notice to the holders of a series of debt securities of any default (except in the payment of principal of or interest on the series of debt securities) if it considers withholding of notice to be in the interest of holders of the debt securities (Section 7.05). Not all Events of Default with respect to a particular series of debt securities issued under the indenture necessarily constitute Events of Default with respect to any other series of debt securities.

On the occurrence of an Event of Default with respect to a series of debt securities, the Trustee or the holders of at least 25% in principal amount of debt securities of that series then outstanding may declare the principal (or, in the case of debt securities sold at an original issue discount, the amount specified in the terms thereof) and accrued interest thereon to be due and payable immediately (Section 6.02).

Within 120 days after the end of each fiscal year, an officer of Johnson & Johnson must inform the Trustee whether he or she knows of any default, describing any default and the status thereof (Section 4.03). Subject to provisions relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the direction of any holders of debt securities unless the Trustee shall have received a satisfactory indemnity (Section 7.01).

Defeasance of the Indenture and Debt Securities

The indenture provides that Johnson & Johnson at its option:

(a) will be discharged from all obligations in respect of the debt securities of a series (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or destroyed debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b) need not comply with certain restrictive covenants of the indenture (including those described under “Certain Covenants”), in each case if we irrevocably deposit in trust with the Trustee money or eligible government obligations that through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of (including any mandatory redemption payments) and interest on the debt securities of such series on the dates payments are due in accordance with the terms of such debt securities; provided no default or event of default with respect to such debt securities has occurred and is continuing on the date of such deposit.

Eligible government obligations are those backed by the full faith and credit of the government that issues the currency or foreign currency unit in which the debt securities are denominated. To exercise either option, we are required to deliver to the Trustee an opinion of nationally recognized independent tax counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities of the series to recognize income, gain or loss for Federal income tax purposes. To exercise the option described in clause (a) above, the opinion must be based on a ruling of the Internal Revenue Service, a regulation of the Treasury Department or a provision of the Internal Revenue Code (Section 8.01).

Global Securities

The debt securities of a series may be issued in the form of a global security that is deposited with and registered in the name of the depositary (or a nominee of the depositary) specified in the accompanying prospectus supplement. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided in the indenture, owners of beneficial interests in debt securities represented by a global security will not:

(a) be entitled to have debt securities registered in their names;

(b) receive or be entitled to receive physical delivery of certificates representing debt securities in definitive form;

(c) be considered the owners or holders of debt securities under the indenture; or

(d) have any rights under the indenture with respect to the global security (Sections 2.06A and 2.13).

Unless and until it is exchanged in whole or in part for individual certificates evidencing the debt securities that it represents, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. We, in our sole discretion, may at any time determine that any series of debt securities issued or issuable in the form of a global security shall no longer be represented by a global security and the global security shall be exchanged for securities in definitive form pursuant to the indenture (Section 2.06A).

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the global security to the accounts of participants. Ownership of interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants in the depositary), or by participants in the depositary or persons that may hold interests through such participants (with respect to persons other than participants in the depositary). Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

DESCRIPTION OF WARRANTS

Johnson & Johnson may issue warrants for the purchase of debt securities. Warrants may be issued independently or together with any debt securities offered by any prospectus supplement and may be attached to or separate from those debt securities. The warrants are to be issued under warrant agreements to be entered into between Johnson & Johnson and a bank or trust company, as warrant agent (the “Warrant Agent”), all as set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as an agent of Johnson & Johnson in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, are filed as exhibits to the registration statement. Summaries of certain provisions of the warrant agreements and warrant certificates follow. You should read the complete provisions of the warrant agreements and the warrant certificates.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

(a) the offering price;

(b) the currency for which warrants may be purchased;

(c) the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants;

(d) the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each such debt security;

(e) the date after which the warrants and the related debt securities will be separately transferable;

(f) the principal amount of debt securities purchasable upon exercise of a warrant and the price at and currency in which that principal amount of debt securities may be purchased upon the exercise;

(g) the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

(h) federal income tax consequences;

(i) whether the warrants represented by the warrant certificates will be issued in registered or bearer form; and

(j) any other terms of the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities purchasable upon exercise, including the right to receive payments of principal of or interest on the debt securities purchasable upon such exercise or to enforce covenants in the indenture.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement.

Exercise of Warrants

Each warrant will entitle the holder to purchase the principal amount of debt securities at the exercise price as shall in each case be described in the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to 5:00 P.M. New York time on the expiration date set forth in the prospectus supplement relating to those warrants. After the close of business on the expiration date (or such later date to which such expiration date may be extended by Johnson & Johnson), unexercised warrants will become void.

Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the prospectus supplement of the amount required to purchase the debt securities purchasable upon exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

PLAN OF DISTRIBUTION

We may sell the debt securities and warrants:

(a) directly to purchasers;

(b) through agents;

(c) to dealers, as principals; and

(d) through underwriters.

Offers to purchase debt securities and warrants may be solicited directly by Johnson & Johnson or by agents we designate from time to time. Any agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, involved in the offer or sale of the debt securities and warrants will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Agents will generally be acting on a best efforts basis.

If a dealer is utilized in the sale of the debt securities and warrants, we will sell debt securities and warrants to the dealer, as principal. The dealer may then resell debt securities and warrants to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter or underwriters are utilized in the sale of the debt securities and warrants, we will enter into an underwriting agreement with the underwriters at the time of sale to them. The names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the debt securities and warrants.

Agents, dealers or underwriters may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Johnson & Johnson may authorize underwriters or agents to solicit offers by certain institutions to purchase debt securities and warrants from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for amounts, payment and delivery as described in the prospectus supplement. Delayed delivery contracts may be entered into with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. A commission described in the prospectus supplement will be paid to underwriters and agents soliciting purchases of debt securities and warrants pursuant to contracts accepted by us. Contracts will not be subject to any conditions except that:

(a) the purchase by an institution of the debt securities and warrants covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

(b) we shall have sold and delivered to any underwriters named in the prospectus supplement that portion of the issue of debt securities and warrants as is set forth in the prospectus supplement. The underwriters and agents will not have any responsibility in respect of the validity or the performance of the contracts.

The place and time of delivery for the debt securities and warrants will be set forth in the prospectus supplement.

EXPERTS

The financial statements, management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) and the financial statement schedule incorporated in this prospectus by reference to the Johnson & Johnson Annual Report on Form 10-K for the fiscal year ended January 2, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINIONS

The legality of the debt securities and warrants will be passed upon for Johnson & Johnson by James J. Bergin, an Assistant General Counsel of Johnson & Johnson. Johnson & Johnson has also been advised as to certain legal matters by Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019. James J. Bergin is paid a salary by Johnson & Johnson, participates in various employee benefit plans offered to Johnson & Johnson’s employees generally, and owns and has options to purchase shares of Common Stock of Johnson & Johnson.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following is a statement setting forth the estimated expenses of Johnson & Johnson in connection with the offering described in this registration statement.

SEC registration fee		*
Fees of Trustee	$	†
Printing expenses		†
Legal fees		†
Accounting fees		†
Rating agency fees		†
Miscellaneous		†

Total	$

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.

†	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The New Jersey Business Corporation Act (the “NJBCA”) provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

Johnson & Johnson’s restated certificate of incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors and officers, no director or officer of Johnson & Johnson shall be personally liable to Johnson & Johnson or its stockholders for damages for breach of any duty owed to Johnson & Johnson or its stockholders.

The by-laws of Johnson & Johnson provide that to the full extent permitted by the laws of the State of New Jersey, Johnson & Johnson shall indemnify any person (an “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of Johnson & Johnson to procure a judgment in its favor) (a “Proceeding”), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of Johnson & Johnson, or while serving as a director or officer of Johnson & Johnson, is or was at the request of Johnson & Johnson also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding; provided that there shall be no indemnification under the by-laws with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless Johnson & Johnson has given its prior consent to such settlement or disposition. The right of indemnification created by the by-laws shall be a contract right enforceable by an Indemnitee against Johnson & Johnson, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The indemnification provisions of the by-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the indemnification provisions of the by-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the by-laws shall deprive any Indemnitee of any rights under the by-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

Johnson & Johnson enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that Johnson & Johnson agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that are adopted after the date hereof. Without limiting the generality of the foregoing, Johnson & Johnson agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of Johnson & Johnson, or are or were serving, shall serve, or shall have served, at the request of Johnson & Johnson, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 16.	EXHIBITS

See the index to exhibits on page II-7, which is incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new securities registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of Registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey on this 28th day of February, 2011.

Johnson & Johnson

By:	/s/ W.C. Weldon
W. C. Weldon
Chairman, Board of Directors and Chief Executive
Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. J. Bergin and L.P. Elberg, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and to act with or without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this registration statement and any supplement to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. C. Weldon W. C. Weldon	Chairman, Board of Directors and Chief Executive Officer (Principal Executive Officer and Director)	February 28, 2011

/s/ D.J. Caruso D.J. Caruso	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	February 28, 2011

/s/ S. J. Cosgrove S. J. Cosgrove	Controller (Principal Accounting Officer)	February 28, 2011

/s/ M. S. Coleman M. S. Coleman	Director	February 28, 2011

/s/ J. G. Cullen J. G. Cullen	Director	February 28, 2011

Signature	Title	Date

/s/ I. E. L. Davis I. E. L. Davis	Director	February 28, 2011

/s/ M. M. E. Johns M. M. E. Johns	Director	February 28, 2011

/s/ S. L. Lindquist S. L. Lindquist	Director	February 28, 2011

/s/ A.M. Mulcahy A.M. Mulcahy	Director	February 28, 2011

/s/ L.F. Mullin L.F. Mullin	Director	February 28, 2011

/s/ W.D. Perez W.D. Perez	Director	February 28, 2011

/s/ C. Prince C. Prince	Director	February 28, 2011

/s/ D. Satcher D. Satcher	Director	February 28, 2011

EXHIBIT INDEX

INDEX TO EXHIBITS

Exhibit
No.	Description

1(a)	Form of Underwriting Agreement — Standard Provisions (Debt) dated as of February 28, 2011 (including form of Delayed Delivery Contract).
1(b)	Form of Selling Agency Agreement (with Medium-Term Note Administrative Procedures annexed thereto) (Incorporated by reference to exhibit 1(b) to the Registrant’s registration statement 33-55977).
4(a)	Indenture dated as of September 15, 1987 between the Registrant and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to exhibit 4(a) to the Registrant’s registration statement 33-55977).
4(b)	First Supplemental Indenture dated as of September 1, 1990 between the Registrant and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to exhibit 4(b) to the Registrant’s registration statement 33-55977).
4(c)	Form of Interest Bearing Debt Security (Incorporated by reference to exhibit 4(c) to the Registrant’s registration statement 33-55977).
4(d)	Form of Original Issue Discount Debt Security (Incorporated by reference to exhibit 4(d) to the Registrant’s registration statement 33-55977).
4(e)	Form of Warrant Agreement for Warrants sold alone, with form of Warrant Certificate (Incorporated by reference to exhibit 4(e) to the Registrant’s registration statement 33-55977).
4(f)	Form of Warrant Agreement for Warrants sold attached to Debt Securities, with form of Warrant Certificate (Incorporated by reference to exhibit 4(f) to the Registrant’s registration statement 33-55977).
4(g)	Form of Master Note (Incorporated by reference to exhibit 4(g) to the Registrant’s registration statement 33-55977).
4(h)	Form of Fixed Rate Note (Incorporated by reference to exhibit 4(h) to the Registrant’s registration statement 33-55977).
4(i)	Form of Floating Rate Note (Incorporated by reference to exhibit 4(i) to the Registrant’s registration statement 33-55977).
4(j)	Form of Currency Indexed Note (Incorporated by reference to exhibit 4(j) to the Registrant’s registration statement 33-55977).
5	Opinion and consent of counsel.
12	Statement regarding computation of ratio of earnings to fixed charges.
23(a)	Consent of PricewaterhouseCoopers LLP.
23(b)	Consent of counsel (included in exhibit 5).
24	Powers of Attorney (included in signature page).
25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A.